SECOND AMENDMENT TO

CONNECTICUT NATURAL GAS CORPORATION

OFFICERS' RETIREMENT PLAN

(As Amended and Restated Effective As Of March 1, 1999)

The Connecticut Natural Gas Corporation Officers' Retirement Plan, (As Amended and Restated Effective As Of March 1, 1999, [as heretofore amended] (the "Plan"), is hereby amended as follows effective immediately prior to the effective time of the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29,1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co.:

1. By deleting Section 5.3 of the Plan and inserting in lieu thereof the following:

"5.3 Amendment and Termination. (a) Prior to the occurrence of a Change of Control and, except as provided in Section 5.3(b), on and after the occurrence of a Change of Control, the benefits payable under this Plan may be terminated by the Board of Directors of the Corporation at any time, and any or all of the provisions of the Plan may be amended, modified, suspended or terminated by the Board of Directors at any time or from time to time. Prior to a Change of Control and, except as provided in Section 5.3(b), on and after the occurrence of a Change of Control, upon termination of the Plan, all benefits payable or to be payable under this Plan shall cease.

(b) From and after the occurrence of a Change of Control, this Plan may not be modified, suspended or amended in any manner which is adverse to any Participant who was a Participant as of June 29, 1999 (or any surviving spouse or beneficiary or beneficiaries thereof entitled to receive benefits) nor may the benefits payable under the Plan to any such Participant (or surviving spouse or beneficiary or beneficiaries thereof) be terminated unless the signed written consent to such termination, modification, suspension or amendment is obtained from such Participant (or such surviving spouse or beneficiary or beneficiaries). From and after the occurrence of a Change of Control, the Plan shall not be terminated until all obligations to pay benefits under the Plan to Participants who were Participants as of June 29, 1999 (or the surviving spouse or beneficiary or beneficiaries thereof) have been satisfied."

2. Except as hereinabove modified and amended, the amended and restated Plan (as amended) shall remain in full force and effect.

IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this [First] Amendment this 14th day of December, 1999.

ATTEST: CONNECTICUT NATURAL GAS CORPORATION

By Jean S. McCarthy                          &n bsp;            &nbs p;

Its Vice President, Human Resources             ;